UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2009

Point.360
(Exact name of registrant as specified in its charter)

California	0-21917	01-0893376
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2777 North Ontario Street Burbank, California		91504
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(818) 565-1400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 29, 2008, Point.360 (the “Company”) and Centerstaging Musical Productions, Inc. (“CMPI”) entered an Asset Purchase Agreement (the “Agreement”) whereby the Company intends to acquire certain assets of CMPI for $3 million and the assumption of $1.3 million of equipment financing obligations subject to bankruptcy court approval and overbid in CMPI’s pending Chapter 11 bankruptcy case. CMPI has requested that the Company be approved as the “stalking horse” bidder pursuant to a motion to approve sale procedures which is set for hearing on October 7, 2008 in the United States Bankruptcy Court.

CMPI is primarily engaged in the business of (i) providing production and support services for live musical performances for major television programs; (ii) renting its studio and soundstage facilities, and (iii) renting musical instruments and related equipment for use at its studios and other venues as debtor and debtor in possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code. The Agreement provides that CMPI will sell, transfer, convey, assign and deliver to the Company, in accordance with Section 363 and 365 and the other applicable provisions of the Bankruptcy Code, certain assets and liabilities of CMPI upon the terms and subject to the conditions set forth in the Agreement.

The proposed sale of CMPI’s assets to the Company will be subject to overbid pursuant to sale procedures approved by the bankruptcy court and any sale will be pursuant to a Sale Order of the Bankruptcy Court approving such sale under Section 363 of the Bankruptcy Code and will include the assumption and assignment of certain executory contracts, unexpired leases and liabilities thereunder pursuant to Section 365 of the Bankruptcy Code and the terms and conditions of the Agreement.

All of the obligations of the parties under the Agreement are conditioned upon the approval of the Bankruptcy Court. Additionally, the Company’s obligation to complete the purchase is subject to satisfactory negotiation of real estate and personal property leases and other conditions. Assuming all conditions are met, the Company expects the transaction to close in the quarter ending December 31, 2008. There can be no assurance that the conditions precedent to the Company’s obligation to close the transaction will occur, that the Company will be the ultimate successful bidder or that the transaction will ultimately be approved by the Bankruptcy Court.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1	Asset Purchase Agreement dated September 29, 2008 between Centerstaging Musical Productions, Inc., Debtor and Debtor in Possession, and Point.360

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Point.360

September 30, 2008	By:	/s/ Alan R. Steel
Name: Alan R. Steel
Title: Executive Vice President
Finance and Administration
Chief Financial Officer